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                                   EXHIBIT 11


                         TRANSCRYPT INTERNATIONAL, INC.
                   COMPUTATION OF PRO FORMA NET LOSS PER SHARE
                    (Unaudited And As Restated, See Note 13)


                                                                Three Months Ended         Nine Months Ended
                                                           -------------------------------------------------------
                                                           September 30,  September 30,  September 30, September 30,
                                                               1997         1996            1997          1996
                                                           -------------------------------------------------------
Pro Forma Net Income (Loss)                                $(11,026,667)    $ (3,904,591)    $(11,674,390)    $ (3,913,268)
                                                           ============     ============     ============     ============

                                                                         PRO FORMA NET LOSS PER SHARE - BASIC
Shares used in this computation:
  Weighted average common shares                              9,844,087        6,783,078        9,275,637        6,783,078
                                                           ============     ============     ============     ============
  Pro forma net loss per share - Basic                     $      (1.12)    $      (0.58)    $      (1.26)    $      (0.58)
                                                           ============     ============     ============     ============

                                                                         PRO FORMA NET LOSS PER SHARE - DILUTED
Shares used in this computation:
  Weighted average common shares - Basic                      9,844,087        6,783,078        9,275,637        6,783,078
  Dilutive effect of shares under employee stock plans*              --               --               --               --
                                                           ------------     ------------     ------------     ------------
  Weighted average common shares - Diluted                    9,844,087        6,783,078        9,275,637        6,783,078
                                                           ============     ============     ============     ============
Pro forma net loss per share - Diluted                     $      (1.12)    $      (0.58)    $      (1.26)    $      (0.58)
                                                           ============     ============     ============     ============


* Common stock equivalents were not included as their effect would be anti-dilutive.